Exhibit 99.1

Contacts: Rob Stewart
Investor Relations
FOR RELEASE	Tel (949) 480-830000
May 7, 2007	Fax (949) 480-8301

COMBIMATRIX TO RECEIVE $5 MILLION
FROM REGISTERED DIRECT OFFERING

NEWPORT BEACH, Calif. - (BUSINESS WIRE) - May 7, 2007 - Acacia Research Corporation (Nasdaq: ACTG:CBMX) announced today that is has obtained commitments to purchase $5 million of its Acacia Research-CombiMatrix common stock and warrants in a registered direct offering. Under the terms of the transaction, Acacia will sell approximately 6.8 million units for $0.738 per unit to a select group of investors. Participants in this financing included Dr. Amit Kumar, President and CEO of CombiMatrix, Tom Akin and Dr. John Abeles, all of whom are directors of CombiMatrix Corp. Each unit will consist of one share of Acacia Research-CombiMatrix common stock and a five-year warrant for the purchase of 1.5 shares of stock at an exercise price of $0.55 per share. The closing of the offering is expected to take place on May 7, 2007, subject to the satisfaction of customary closing conditions. All of the shares of Acacia Research-CombiMatrix common stock are being offered by Acacia pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

“This financing strengthens our balance sheet as we split-off from Acacia, and it provides additional capital to fund our expansion in the molecular diagnostics market,” said Dr. Amit Kumar, President and CEO of CombiMatrix Corporation.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of jurisdiction. The shares of common stock may only be offered by means of a prospectus. Copies of the prospectus supplement and accompanying base prospectus are on file with the Securities and Exchange Commission.

ABOUT ACACIA RESEARCH COPORATION

Acacia Research Corporation comprises two operating groups: Acacia Technologies Group and CombiMatrix Group.

The CombiMatrix group is developing a platform technology to rapidly produce tailored-content arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

 The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 68 patent portfolios covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, resource scheduling, spreadsheet automation, and user activated Internet advertising.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies Group and the CombiMatrix Group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.